                                                                  Exhibit 3(b)

   E. 1. DESIGNATION AND AMOUNT. The shares of this series shall be designated as "Series A Participating Preferred Stock" (the "Series A Preferred Stock"). The par value of each share of Series A Preferred Stock shall be $1.00. The number of shares constituting the Series A Preferred Stock initially shall be 5,000,000; provided, however, that, if more than a total of 5,000,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 28, 1995, between the Company and First Chicago Trust Company of New York, as Rights Agent (as such agreement may be amended from time to time, the "Rights Agreement"), the Board of Directors of the Company, pursuant to Section 1914(c) and/or Section 1522(b) of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL"), and in accordance with the provisions of Article FIFTH of the Restated Articles of Incorporation, shall adopt a resolution or resolutions increasing the previously determined total number of shares of Series A Preferred Stock authorized to be issued (to the extent that the Restated Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights and directing that a statement or articles of amendment with respect to such increase in authorized shares for the Series A Preferred Stock be executed and filed with the Department of State of the Commonwealth of Pennsylvania.

   2.  DIVIDENDS AND DISTRIBUTIONS.
   (a) Subject to the provisions for adjustment hereinafter set forth, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) a cash dividend in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of each cash dividend declared or paid on the Common Stock, $1.00 par value per share, of the Company (the "Common Stock") and any other security ranking junior to the Series A Preferred Stock, and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of Common Stock and any other security ranking junior to the Series A Preferred Stock, on the first day of March, June, September and December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $1.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In addition, in the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, pay any dividend or make any distribution on the


LAW2:7499                                                              -7-
shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than (x) cash dividends subject to the immediately preceding sentence, (y) a distribution of shares of Common Stock or other capital stock of the Company or (z) a distribution of rights or warrants to acquire any such shares, including as such a right any debt security convertible into or exchangeable for any such shares, at a price less than the Fair Market Value (as hereinafter defined) of such shares on the date of issuance of such rights or warrants), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends and distributions on the Common Stock applicable to the determination of the Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall at any time after January 9, 1996 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (b) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

   (c) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such


LAW2:7499                                                              -8-
shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest.

   (d) Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid Preferential Dividend due with respect to shares of the Series A Preferred Stock.

   (e) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to this paragraph 2 shall be paid pro rata on a share-by-share basis to the holders entitled thereto.

   (f) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or distributions except as provided herein.

   3. VOTING RIGHTS. The holders of record of outstanding shares of Series A Preferred Stock shall have the following voting rights:

   (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after January 9, 1996 declare or pay any dividend on Common Stock, payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   (b) Except as otherwise provided herein, in the Restated Articles of Incorporation, in the By-laws, or as otherwise provided by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

   (c) In the event that the Preferential Dividends payable to the holders of Series A Preferred Stock are in arrears and unpaid for the equivalent of six quarterly periods, the Board of Directors will be increased by two directors and the holders of Series A Preferred Stock, together with the holders of all other outstanding series of


LAW2:7499                                                              -9-
  the Preferred Stock in respect of which such a default in payment of dividends as described hereinabove exists and is entitled to vote thereon, voting as a single class without regard to series, will be entitled to elect two directors of the expanded Board of Directors. Such entitlement shall continue until such time as all dividends in arrears on all of the Series A Preferred Stock at the time outstanding have been paid or declared and set aside for payment, whereupon such voting rights of the holders of the Series A Preferred Stock shall cease (and, unless holders of shares of other series of Preferred Stock shall still have the right to elect such directors, the respective terms of the two additional directors shall thereupon expire and the number of directors constituting the full board be decreased by two) subject to being again revived from time to time upon the reoccurrence of the conditions described in this paragraph (3)(c) as giving rise thereto.

   At any time when the rights of holders of Series A Preferred Stock to elect two additional directors shall have so vested, the Company shall, upon the written request of the holders of record of not less than 10% of the Series A Preferred Stock then outstanding (or 10% of all of the shares of Preferred Stock having the right to vote for such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect directors in such circumstances), call a special meeting of holders of the Series A Preferred Stock (and other series of Preferred Stock, if applicable) for the election of directors. In the case of a written request, the special meeting shall be held within 60 days after the delivery of the request, upon the notice provided by law and in the By-laws of the Company; except that the Company shall not be required to call such a special meeting if the request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Company.

   Whenever the number of directors of the Company shall have been increased by two as provided in this paragraph (3)(c), the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws and without the vote of the holders of Series A Preferred Stock. No such action shall impair the right of the holders of Series A Preferred Stock to elect and to be represented by two directors as provided in this paragraph (3)(c).

   The two directors elected as provided in this paragraph (3)(c) shall serve until the next annual meeting of shareholders of the Company and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this paragraph (3)(c). No such director may be removed without the vote of holders of a majority of shares of Series A Preferred Stock (or holders of a majority of shares of Preferred Stock


LAW2:7499                                                             -10-
  having the right to vote in the election of such director in case holders of shares of other series of Preferred Stock shall also have the right to elect such director). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by the remaining director elected as provided in this paragraph (3)(c) or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock (or holders of a majority of shares of Preferred Stock who are then entitled to participate in the election of such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect such director).

   (d) Except as otherwise required by the Articles of Incorporation or By-laws or set forth in this paragraph 3 or in paragraph 13 or as otherwise provided by law, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

   4.  CERTAIN RESTRICTIONS.
   (a) Whenever Preferential Dividends or Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not:

   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

   (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

   (iii) except as permitted by subparagraph (iv) of this paragraph 4(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as


LAW2:7499                                                             -11-
  to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

   (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except as permitted by subparagraph (iii) of this paragraph 4(a) or in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (b) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (a) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests entitled to cast at least a majority of the votes that would be entitled to be cast in an election of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

   (c) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to the Rights Agreement, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Article FIFTH
(E) shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock or, subject to the limitations set forth in paragraph 13, from creating other securities senior to, junior to or on a parity with the Series A Preferred Stock.

   5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be redesignated and reissued as part of any series of the Preferred Stock.


LAW2:7499                                                             -12-

   6. LIQUIDATION, DISSOLUTION OR WINDING UP; FAIR VALUE FOR PURPOSES OF PENNSYLVANIA ANTI-TAKEOVER STATUTE.
   (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock outstanding shall have received out of the assets of the Company available for distribution to its shareholders after payment or provision for payment of any securities ranking senior to the Series A Preferred Stock, for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, (A) $100.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Company shall at any time after January 9, 1996 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this paragraph 6(a), holders of


LAW2:7499                                                             -13-

Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Company.

   (b) For the purposes of this paragraph 6, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

   (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company;

   (ii) the consolidation or merger of the Company with or into one or more other corporations or other associations;

   (iii) the consolidation or merger of one or more corporations or other associations with or into the Company;

   (iv)  the participation by the Company in a share exchange;

   (v) the division of the Company pursuant to sections 1951 through 1957 of the Pennsylvania BCL;

   (vi) the conversion of the Company pursuant to sections 1961 through 1966 of the Pennsylvania BCL;

   (c) Notwithstanding anything to the contrary in this Article FIFTH (E), in case any Controlling Person or Group (as defined from time to time in Section 2543 of the Pennsylvania BCL) shall be required to purchase any shares of Series A Preferred Stock pursuant to Sections 2541 through 2548 of the Pennsylvania BCL, as in effect from time to time, the amount that is determined to represent the "fair value" (as that term is used in such Section 2542 of the Pennsylvania
BCL) of such shares shall be an amount per share equal to the Liquidation Multiple then in effect times the aggregate amount per share that such Controlling Person or Group is required to pay to purchase any share of Common Stock pursuant to such Sections 2541 through 2548 of the Pennsylvania BCL.

   7.  CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.
   (a) In the event that holders of shares of Common Stock of the Company receive after January 9, 1996 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock,


LAW2:7499                                                             -14-

(ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights to which the holder of a share of Common Stock shall be entitled by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

   (b) In the event that holders of shares of Common Stock of the Company receive after January 9, 1996 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph 7(b), any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

   (c) In the event that holders of shares of Common Stock of the Company receive after January 9, 1996 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph 7(c), any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of


LAW2:7499                                                             -15-

Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph 7(c) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

   (d) For purposes of this Article FIFTH (E), the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock or division of the Company pursuant to Sections 1951 through 1957 of the Pennsylvania BCL, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company


LAW2:7499                                                             -16-
to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

   8. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, division, share exchange, combination, sale of all or substantially all of the Company's assets, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event; provided, however, no fractional share or scrip representing fractional shares of any other stock or securities shall be issued. Instead of any fractional interest in a share of such other stock or securities which would otherwise be


LAW2:7499                                                             -17-
deliverable pursuant to this paragraph 8, the Company will pay to the holder thereof an amount in cash (computed to the nearest cent) equal to the same fraction of the Fair Market Value of a share of such other stock or security.

   9.  EFFECTIVE TIME OF ADJUSTMENTS.
   (a) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

   (b) The Company shall give prompt written notice to each holder of a share of outstanding Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

   10. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this paragraph, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Restated Articles of Incorporation.

   11. RANKING. The Series A Preferred Stock shall rank senior to the Common Stock and, unless otherwise provided in a Statement with Respect to Shares or an amendment to the Restated Articles of Incorporation relating to the determination of a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's preferred stock, including the Series C Conversion Preferred Stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

   12. LIMITATIONS. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Article FIFTH (E) (as such may be amended from time to time) or otherwise in the Restated Articles of Incorporation.

   13. AMENDMENT. So long as any shares of the Series A Preferred Stock are outstanding, the Company shall not amend this Article FIFTH (E) or the Restated Articles of Incorporation in any manner which would alter or change the rights, preferences or limitations of the Series A Preferred Stock so as to affect such rights, preferences or limitations in any material respect prejudicial to the holders of the Series A Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class; provided, however, that the creation of another series of the Preferred Stock ranking senior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets or liquidation, dissolution or winding up shall not be deemed to be prejudicial to the holders of the Series A Preferred Stock for the purposes of this paragraph 13.


LAW2:7499                                                             -18-